SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to Rule 14a-12

Evergreen Fixed Income Trust
200 Berkeley Street, Boston,
Massachusetts 02116-5034

(Name of Registrant as Specified in its Charter)

Timothy W. Diggins, Esquire
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies: N/A

(2)     Aggregate number of securities to which transaction applies: N/A

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined).: N/A

(4)     Proposed maximum aggregate value of transaction: N/A

(5)     Total fee paid: N/A

[    ]   Fee paid previously with preliminary materials:

[    ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid: N/A

2)	Form, Schedule or Registration Statement No.: N/A

3)	Filing Party: N/A

4)	Date Filed: N/A

Notes:  It is anticipated that the Proxy Statement and the accompanying Notice of Meeting of Shareholders and proxy card will be mailed to shareholders on or before August 10, 2007.

EVERGREEN CORE PLUS BOND FUND
(formerly Evergreen Diversified Bond Fund)
200 Berkeley Street
Boston, Massachusetts 02116-5034

August 10, 2007

Dear Shareholder:

     I am writing to shareholders of the Evergreen Core Plus Bond Fund, formerly the Evergreen Diversified Bond Fund (the “Fund”), to let you know about a Meeting of Shareholders of the Fund to be held on September 21, 2007 at 10:00 a.m. Eastern time (the “Meeting”). Before the Meeting, I would like your vote on an important proposal described in the accompanying Proxy Statement.

     At the Meeting, shareholders will be asked to approve a new sub-advisory agreement with First International Advisors, LLC d/b/a Evergreen International Advisors (the "Proposal"). The Proposal, if approved, will not involve any change in the Fund’s investment objective or strategies. Evergreen Investment Management Company, LLC, the Fund's investment advisor, and not the Fund, will pay all fees under the proposed sub-advisory agreement.

     Your Board of Trustees has unanimously approved the Proposal and recommends that you vote FOR the Proposal.

     I realize that the accompanying proxy statement will take time to review, but your vote is very important. Please take the time to familiarize yourself with the Proposal and sign and return your proxy card in the enclosed postage-paid envelope today. Instructions on how to complete the proxy card as well as how to vote by telephone or the internet are included at the end of the proxy statement. If you have any questions about voting, please call The Altman Group, our proxy solicitor, toll-free at 800.499.8519 between 10:00 a.m. and 10:00 p.m. Eastern time.

Thank you for taking this matter seriously and participating in this important process.

Sincerely,

Dennis H. Ferro
President
Evergreen Funds

     EVERGREEN CORE PLUS BOND FUND
(formerly Evergreen Diversified Bond Fund)
200 Berkeley Street
Boston, Massachusetts 02116-5034

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 21, 2007

To the shareholders of Evergreen Core Plus Bond Fund:

NOTICE IS HEREBY GIVEN that a Meeting of the Shareholders of Evergreen Core Plus Bond Fund, formerly the Evergreen Diversified Bond Fund (the “Fund”), a series of Evergreen Fixed Income Trust, will be held at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034 on September 21, 2007 at 10:00 a.m. Eastern time (the “Meeting”) for the following purposes:

1.	To consider a Sub-Advisory Agreement with First International Advisors, LLC d/b/a/ Evergreen International Advisors; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees has fixed the close of business on July 31, 2007 as the record date for determination of shareholders of the Fund entitled to notice of the Meeting and to vote at the Meeting and any adjournments thereof.

It is important that executed proxy cards be returned promptly. Shareholders who do not expect to attend the Meeting are urged to complete, sign, date, and return the accompanying proxy card in the enclosed envelope without delay, which needs no postage if mailed in the United States. Instructions for the proper execution of the proxy card as well as instructions on how to vote by telephone or the internet are set forth at the end of the proxy statement.

By order of the Board of Trustees

Michael H. Koonce
Secretary

August 10, 2007

     EVERGREEN CORE PLUS BOND FUND
(formerly Evergreen Diversified Bond Fund)
A Series of Evergreen Fixed Income Trust

200 Berkeley Street, 26th Floor
Boston, Massachusetts 02116-5034

MEETING OF SHAREHOLDERS
TO BE HELD ON
September 21, 2007

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees of Evergreen Fixed Income Trust (the “Trust”) for use at a Meeting of Shareholders of Evergreen Core Plus Bond Fund, formerly Evergreen Diversified Bond Fund, (the "Fund"), to be held at 10:00 a.m. Eastern time on September 21, 2007 at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts, and any adjournments thereof (the “Meeting”). The Meeting is being held for the purpose of approving a new Sub-Advisory Agreement with First International Advisors, LLC d/b/a Evergreen International Advisors (the “Proposal”) and to transact such other business as may properly come before the Meeting or any adjournment thereof.

     THE PROPOSAL: TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH FIRST INTERNATIONAL ADVISORS, LLC D/B/A/ EVERGREEN INTERNATIONAL ADVISORS

THE PROPOSAL

     Effective August 1, 2007, the Board of Trustees of the Fund changed the Fund's name from Evergreen Diversified Bond Fund to Evergreen Core Plus Bond Fund and modified the Fund's investment goal and certain of its strategies. Consistent with the Fund's investment goal and "core plus" mandate, the Fund may invest up to 30% of its total assets in foreign securities. The Fund may invest up to 20% of its assets in securities denominated in foreign currencies and up to 10% of the Fund’s assets in debt securities of issuers based in emerging markets.

     The Fund is currently advised by Evergreen Investment Management Company, LLC ("EIMC") and sub-advised by Tattersall Advisory Group, Inc. ("TAG"), each of which is an indirect subsidiary of Wachovia Corporation ("Wachovia"). First International Advisors, LLC d/b/a/ Evergreen International Advisors ("Evergreen International") focuses on international investing. EIMC proposed, and the Board of Trustees has approved, subject to shareholder approval, adding Evergreen International as a sub-advisor to the Fund. Evergreen International will be responsible for the Fund's investments in foreign fixed income securities. The amount sub-advised by Evergreen International will not exceed 30% of the Fund's total assets. TAG will continue to serve as sub-advisor for the Fund's other assets. The Board of Trustees recommends that you vote in favor of the Proposal.

     Currently, Evergreen International manages over $22 billion in a variety of international and global fixed income mandates, and is sub-advisor to Evergreen International Bond Fund, Evergreen International Balanced Income Fund, and Evergreen Multi-Sector Income Fund. Evergreen International is located at 3 Bishopsgate, London, England EC2N 3AB.

     If the Proposal is approved, Evergreen International will act as sub-advisor subject to the oversight of EIMC, which serves as investment advisor to the Fund pursuant to an Investment Advisory and Management Agreement dated September 18, 1997 (the “Advisory Agreement”) that was last approved by an action of the sole shareholder of the Fund on that date as required by the Investment Company Act of 1940, as amended (the “1940 Act”). Under the Advisory Agreement, and subject to the supervision of the Trust’s Board of Trustees, EIMC furnishes to the Fund investment advisory, management and administrative services, and office facilities in connection with its services for managing the investment and reinvestment of the Fund’s assets. EIMC pays all expenses incurred by it in connection with the provision of services under the Advisory Agreement.

     For its services as sub-advisor, Evergreen International will receive a monthly fee calculated at an annual rate of 0.045% of the Fund's average daily net assets. The fee will be paid by EIMC, and not by the Fund. Appointment of Evergreen International as sub-advisor to the Fund will not affect the expense ratio of the Fund.

Evaluation of the Proposal by the Trustees

     For the reasons and based on an analysis of factors described below and upon the recommendation of EIMC, at a meeting held on July 12, 2007, the Trustees of the Trust, including those Trustees who are not parties to this Agreement or “interested persons”, as that term is defined in the 1940 Act, of any such party, unanimously approved a form of Sub-Advisory Agreement with Evergreen International (the "Sub-Advisory Agreement"). The Trustees recommend that shareholders of the Fund approve the Sub-Advisory Agreement with Evergreen International.

     Under the Sub-Advisory Agreement, Evergreen International would become responsible for the investment of the Fund’s assets allocated to it by EIMC, subject to the supervision of EIMC and the control and direction of the Board of Trustees. EIMC, and not the Fund, would pay Evergreen International’s fees under the Sub-Advisory Agreement, and there would be no change in the advisory fees paid by the Fund to EIMC.

     The material factors considered and general conclusions reached by the Trustees in approving the form of Sub-Advisory Agreement are summarized as follows:

(i)

the Trustees considered the expected nature, extent, and quality of services to be provided by Evergreen International to the Fund, and the fact that Evergreen International has existing sub-advisory agreements with EIMC for other Evergreen funds. The Board of Trustees concluded that Evergreen International’s services could be expected to benefit the Fund’s shareholders;

(ii)

the Trustees considered the investment performance of other Evergreen Funds and accounts for which Evergreen International serves as a sub-advisor and concluded that Evergreen International's performance history was generally favorable;

(iii)

the Trustees considered the fact that there would be no change in the advisory fees paid by the Fund compared to amounts paid currently under the Advisory Agreement and concluded that it would be beneficial to make available to the Fund Evergreen International's expertise with regard to the Fund's foreign fixed income investments, without the Fund incurring any additional expenses; and

(iv)

the Trustees considered the investment advisory experience and reputation of the personnel of Evergreen International, and concluded that such experience and reputation should adequately serve the Fund’s portfolio management needs.

     In approving the Sub-Advisory Agreement, the Trustees did not consider the profitability of Evergreen International or the potential for the Fund to achieve economies of scale through the fee structure, since EIMC negotiated the sub-advisory fees with Evergreen International, and EIMC will pay the sub-advisory fee to Evergreen International out of its own advisory fees. Based on these and other factors, the Trustees approved the form of Sub-Advisory Agreement. The Trustees will consider the Sub-Advisory Agreement again at their next in-person meeting.

Terms of the Sub-Advisory Agreement

     The following description of the Sub-Advisory Agreement is qualified entirely by reference to the Sub-Advisory Agreement, the form of which is attached as Exhibit A to this Proxy Statement. The Sub-Advisory Agreement provides that: (1) subject to the control and direction of the Board of Trustees of the Trust and the oversight of EIMC and the Board of Trustees, Evergreen International is responsible to furnish continuously an investment program for the Fund with respect to the portion of the Fund's portfolio allocated to Evergreen International by EIMC; (2) EIMC (and not the Fund) will pay Evergreen International fees at an annual rate of 0.045% of the Fund's average daily net assets; (3) it may be terminated, without payment of any penalty, by EIMC, by the Trustees, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days prior written notice, by Evergreen International upon 90 days notice to EIMC, upon short er notice as may be mutually agreed upon, or under certain other conditions; and (4) it will terminate automatically in the event of its “assignment” as such term is defined in the 1940 Act. If approved, the Sub-Advisory Agreement will have an initial term of two years, and thereafter may be renewed on an annual basis so long as such continuance is specifically approved by the Trustees of the Trust or a vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not parties to the Sub-Advisory Agreement or interested persons of any such party, cast in accordance with the provisions of the 1940 Act.. The Sub-Advisory Agreement also provides that Evergreen International is not liable to either the Trust or EIMC for any act or omission under the Sub-Advisory Agreement, but that Evergreen International is not protected against liability arising out of its own willful misfeasance, bad faith, gross negligence, or reckle ss disregard of its duties or obligations.

Managing Directors, Principal Executive Officers and Directors of Evergreen International

     The following is a list of Evergreen International’s managing directors and principal executive officers and directors. Evergreen International’s principal address and the address of each managing director and officer listed below is 3 Bishopsgate, London, England EC2N 3AB.

Name Peter M. Wilson Anthony J. Norris Richard H. Southby	Principal Occupation(s) Managing Director Managing Director Chief Compliance Officer

Portfolio Managers

     If the Proposal is approved by shareholders of the Fund, Peter Wilson, Anthony Norris, Alex Perrin and Michael Lee are expected to be primarily responsible for the management of the Fund's assets allocated to Evergreen International pursuant to the Sub-Advisory Agreement. The following is a brief description of their current positions with Evergreen International and when each joined Evergreen International.

     Peter Wilson is Chief Operating Officer, Senior Portfolio Manager and Managing Director with Evergreen International. He joined Evergreen International in 1989.

     Anthony Norris is Chief Investment Officer, Senior Portfolio Manager and Managing Director with Evergreen International. He joined Evergreen International in 1990.

     Alex Perrin is Director of Research and Portfolio Manager with Evergreen International. He joined Evergreen International in 1992.

     Michael Lee is Director of Trading and Senior Portfolio Manager with Evergreen International. He joined Evergreen International in 1992.

Other Accounts Managed by Evergreen International

Other Accounts. The following are other investment companies to which Evergreen
International provides investment advisory services:
Evergreen Funds	Net Assets as of	Rate of	Waivers or Reduction
	June 30, 2007	Compensation	of Fees
Evergreen International	$249,285,624	0.05% of the average	0
Balanced Income Fund		daily total assets of the
		fund.
Evergreen Multi-Sector	$774,740,216[1]	0.05% of the average	0
Income Fund (formerly		daily total assets of the
Evergreen Managed Income		fund.
Fund)
Evergreen International Bond	$1,063,680,074[1]	0.52% of the average	0
Fund		daily net assets of the
		fund.

1 Evergreen International was responsible for managing only a portion of Evergreen International Balanced Income Fund and Evergreen Multi-Sector Income Fund. As of June 30, 2007, Evergreen International managed approximately $66,500,000 for Evergreen International Balanced Income Fund and approximately $288,500,000 for Evergreen Multi-Sector Income Fund.

     Potential Conflicts of Interest. Evergreen International manages other investment vehicles, including some that may have investment objectives and strategies similar to the Fund's. The management of multiple funds and other accounts may require the portfolio manager to devote less than all of his or her time to the Fund, particularly if the other funds and accounts have different objectives, benchmarks, and time horizons. The portfolio manager may also be required to allocate his or her investment ideas across multiple funds and accounts. In addition, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that investment across all eligible funds and accounts. Further, security purchase and sale o rders for multiple accounts often are aggregated for purpose of execution. Although such aggregation generally benefits clients, it may cause the price or brokerage costs to be less favorable to a particular client than if similar transactions were not being executed concurrently for other accounts. It may also happen that the Fund’s advisor or sub-advisor will determine that it would be in the best interest, and consistent with the investment policies, of another account to sell a security (including by means of a short sale) that the Fund holds long, potentially resulting in a decrease in the market value of the security held by the Fund.

     The structure of a portfolio manager’s or an investment advisor’s compensation may create an incentive for the portfolio manager or investment advisor to favor accounts whose performance has a greater impact on such compensation. The portfolio manager may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts. Similarly, if a portfolio manager holds a larger personal investment in one fund than he or she does in another, the portfolio manager may have an incentive to favor the fund in which he or she holds a larger stake.

     In general, EIMC and Evergreen International have policies and procedures that attempt to address the various potential conflicts of interest described above. However, there is no guarantee that such procedures will detect or address each and every situation where a conflict arises.

More Information Regarding Evergreen International

     Evergreen International is an indirect subsidiary of Wachovia Corporation. Monument Street International Funding – 1, LLC and Monument Street International Funding – 2, LLC each hold a 50% direct interest in Evergreen International. Monument Street Funding, Inc. owns 100% of Monument Street International Funding - 1, LLC. Monument Street Funding, Inc. also owns 100% of Centurion Funding, Inc, which, in turn, owns a 100% interest in Monument Street International Funding - 2, LLC. Wachovia Corporation owns 100% of Wachovia Bank NA, which, in turn, holds a 92.22% ownership interest (representing a 71.93% voting interest) in Monument Street Funding, Inc.

     Evergreen International is a Delaware limited liability company having substantially all of its assets outside of the United States. As a result, it may be difficult for United States investors to effect service of process upon Evergreen International within the United States or to realize judgments of courts of the United States based upon civil liabilities of Evergreen International under the federal securities laws and other laws of the United States. It may not be possible to enforce against Evergreen International in England such civil remedies and criminal penalties as are afforded by the federal securities laws in the United States.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE “FOR” THE PROPOSAL.

INFORMATION REGARDING VOTING AND THE SOLICITING OF PROXIES

     A Notice of the Meeting of Shareholders and a proxy card accompany this Proxy Statement. This Proxy Statement and the accompanying Notice of Meeting of Shareholders and proxy card are first being mailed to shareholders on or about August 10, 2007. The Fund’s proxy solicitor is the Altman Group, which has been engaged by the Fund to, among other things, print proxy ballots, mail such ballots to registered accounts in a timely fashion, scan all ballots returned, telephone shareholders to solicit their votes, and provide a certified tabulation report for the Meeting. The costs of the Meeting, including the solicitation of shareholders and the expenses incurred in connection with preparing this Proxy Statement are estimated to be $125,000, and will be paid by EIMC, the Fund’s investment advisor. The most recent annual report and semi-annual report of the Fund are available upon request, without charge, by writing the Trust, by calling The Altman Group toll-free at 800.499.8519 or by downloading them off of our Web site at EvergreenInvestments.com.

     If the enclosed proxy card is properly executed and returned in time to be voted at the Meeting, the shares of beneficial interest (the “Shares”) represented by the executed proxy card will be voted in accordance with the instructions marked thereon. Properly executed proxy cards that are returned without instruction will be voted FOR the Proposal. Proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will have the effec t of votes against the Proposal. Any shareholder who has returned a properly executed proxy card, including a broker who may hold Shares on your behalf, has the right to revoke it at any time prior to its exercise by attending the Meeting and voting his or her Shares in person, by submitting a letter of revocation to the Trust at the above address prior to the date of the Meeting, by submitting a later-dated and properly executed proxy card to the Trust at the above address prior to the date of the Meeting (or change his or her vote by phone or the internet if that was how the proxy was originally provided), and a proxy may be revoked if written notice of the death or incapacity of the shareholder of that proxy is received by the Trust before the vote is counted.

     As of July 31, 2007, the Fund had outstanding a total of 13,443,856.702 Class A shares, 1,067,907.208 Class B shares, 1,686,359.039 Class C shares, and 3,827,382.461 Class I shares, totaling 20,025,505.410 common shares. In voting on the Proposal, each Share of the Fund is entitled to one vote for each dollar of net asset value and a fractional vote for each fraction of a dollar of net asset value attributable to such Share. The net asset value of the shares on July 31, 2007 was $14.17 for all classes. The Meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Shares represented at the Meeting, either in person or by proxy; or in his or her discretion by the chair of the meeting. If a quorum with respect to the Fund is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies will vote in favor of adjournment as to a proposal those proxies that they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal. Abstentions and broker non-votes will not be voted on a motion to adjourn. Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal. In certain circumstances in which the Fund has received sufficient votes to approve a matter being recommended for approval by the Fund’s Trustees, the Fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the pr oposal. Under the Trust’s Agreement and Declaration of Trust, as amended (the “Declaration of Trust”), a quorum of shareholders is established by the presence in person or by proxy of the holders of 25% of the issued and outstanding Shares of the Fund entitled to vote at the Meeting.

     The Board of Trustees has fixed the close of business on July 31, 2007 as the record date for the determination of shareholders of the Fund entitled to notice of the Meeting and to vote at the Meeting and any adjournments thereof. As of July 31, 2007, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the Shares of the Fund. Except as noted below in the table, to the Fund's knowledge no persons owned of record 5% or more of any class of shares of the Fund. No person is reflected on the books and records of the Fund as owning beneficially 5% or more of the outstanding shares of any class of the Fund as of July 31, 2007.

Core Plus Bond Fund - Class A shares

MLPF&S For the Sole Benefit of Its Customers	5.55%
4800 Deer Lake Dr. E 2nd Floor
Jacksonville, FL 32246-6484

Core Plus Bond Fund - Class B shares

MLPF&S For the Sole Benefit of Its Customers	5.84%
4800 Deer Lake Dr. E 2nd Floor
Jacksonville, FL 32246-6484

Core Plus Bond Fund - Class C shares

MLPF&S For the Sole Benefit of Its Customers	5.14%
4800 Deer Lake Dr. E 2nd Floor

Jacksonville, FL 32246-6484

Core Plus Bond Fund - Class I shares

Prudential Investment Mgmt Services	5.42%
100 Mulberry Street
3 Gateway Center FL 11
Newark, NJ 07102-4000

Citigroup Global Markets Inc.	5.10%
House Account
333 West 34th Street
New York, NY 10001-2402

In order for your Shares to be represented at the Meeting, you are requested to:

  indicate your voting instructions on the enclosed proxy card;

  date and sign the proxy card;

  mail the proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States; and

  allow sufficient time for the proxy card to be received on or before 10 a.m. Eastern time on September 21, 2007.

     Alternatively, you may vote by telephone or the internet by following the instructions at the end of this Proxy Statement.

Required Vote

     Approval of the Proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund which is defined in the 1940 Act as the lesser of (a) 67% or more of the Shares of the Fund present at the Meeting, if more than 50% of the outstanding Shares of the Fund are present in person or by proxy at the Meeting; or (b) more than 50% of the outstanding Shares of the Fund.

Notice

     A certificate of Trust in respect of Evergreen Fixed Income Trust is on file with the Secretary of the State of Delaware and recites to the effect that the same was executed on behalf of the Trust, and that the obligations of any instrument made or issued by the Trustees or by any officer or officers on behalf of a series of the Trust are not binding upon the Trust but are binding only upon the assets and property of that particular series. Notice is also hereby given that the obligations of any instrument made or issued by the Trustees or by any officer or officers of the Trust are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Fund.

Other Matters

     Submission of Shareholder Proposals. The Trust is not generally required to hold annual or special meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting of the Fund should send their written proposals to the Secretary of the Trust, 200 Berkeley Street, Boston, MA 02116-5034 a reasonable time before the Fund begins to send its proxy statement for its next meeting of Shareholders.

     Other Matters to Come Before the Meeting. The Board does not intend to present any other business at the Meeting other than as described in this Proxy Statement, nor is the Board aware of any shareholder who intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with the view of management of the Fund.

The Fund’s Service Providers

     Investment Advisor. EIMC currently serves as the Fund’s investment advisor. EIMC has been managing mutual funds and private accounts since 1932. The principal business address of EIMC is 200 Berkeley Street, Boston, Massachusetts 02116. For the fiscal year ended April 30, 2007 the Fund paid $813,758 in advisory fees to EIMC. EIMC, like Evergreen International, is an indirect subsidiary of Wachovia Corporation, a North Carolina-based, multi-bank financial holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.

     The Advisory Agreement between the Fund and EIMC provides that: (1) subject to the supervision of the Board of Trustees of the Trust, EIMC is responsible for managing the investment and reinvestment of the Fund’s portfolio assets and that EIMC may enter into an agreement to retain a firm to provide the Fund with such services, (2) the Trust will pay EIMC a fee at an annual rate of 2.0% of gross dividend and interest income, plus 0.31% of the first $500 million and 0.16% of amounts over $500 million of the average daily net assets of the Fund; (3) it may be terminated with respect to the Fund, without payment of any penalty, by EIMC, by the Trustees, or by a majority vote of the outstanding voting securities of the Fund upon 60 days prior written notice; and (4) it will terminate automatically in the event of its “assignment” as such term is defined in the 1940 Act. The Advisory Agreement may be renewed on an annual basis by a vote of the Board of Trustees, including a majority of the Trustees who are not interested persons, as that term is defined in the 1940 Act, of EIMC or of the Trust Independent Trustees. The Advisory Agreement also provides that EIMC is not liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the performance of the Advisory Agreement, but that EIMC is not protected against a loss resulting from its own willful misfeasance, bad faith, gross negligence or from a reckless disregard by of its duties or obligations under the agreement.

     Investment Sub-advisor. TAG, a subsidiary of Wachovia and an affiliate of EIMC, currently serves as a sub-advisor to the Fund. The principal business address of TAG is 6802 Paragon Place, Suite 200, Richmond, Virginia 23230. For the fiscal year ended April 30, 2007, EIMC paid TAG $429,580 in sub-advisory fees.

     Administrator . Evergreen Investment Services, Inc. (“EIS”), an affiliated company of EIMC, serves as administrator to the Fund. EIS is located at 200 Berkeley Street, Boston, Massachusetts 02116. For the fiscal year ended April 30, 2007, the Fund paid $303,523 in administrative fees.

     Distributor . EIS also serves as the principal underwriter of the Fund’s shares. For the fiscal year ended April 30, 2007, the Fund paid EIS $1,028,110 pursuant to its Distribution Plan under Rule 12b-1 and EIS received $111,118 in underwriting commissions, of which EIS retained $7,598.

     Transfer Agent. Evergreen Service Company, LLC (“ESC”), an affiliate of EIMC, is the Fund’s transfer agent. ESC is located at P.O. Box 8400, Boston, MA 02266. For the fiscal year ended April 30, 2007, the Fund paid $667,735 in transfer agency fees.

     Independent Registered Public Accounting Firm. KPMG LLP (“KPMG”), 99 High Street, Boston, MA 02110, has been approved by the Trustees of the Fund as the independent registered public accounting firm of the Fund for the fiscal year ended April 30, 2007.

     If the Proposal is approved, it is expected that the Fund’s service providers will continue to perform services similar to those performed during the prior fiscal year, except with respect to the advisory services that would be performed by Evergreen International pursuant to the Sub-Advisory Agreement.

It is important that executed proxy cards be returned promptly. Shareholders who do not expect to attend the meeting are therefore urged to vote by either telephone, the internet or to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage paid envelope.

INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration		Valid Signature
Corporate Accounts
(1)	ABC Corp.	ABC Corp.
(2)	ABC Corp.	John Doe, Treasurer
(3)	ABC Corp.
	c/o John Doe, Treasurer	John Doe
(4)	ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1)	ABC Trust	Jane B. Doe, Trustee
(2)	Jane B. Doe, Trustee
	u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
(1)	John B. Smith, Cust.
	f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2)	Estate of John B. Smith	John B. Smith, Jr., Executor

OTHER WAYS TO VOTE YOUR PROXY

VOTE BY TELEPHONE:

1.	Read the proxy statement and have your proxy card at hand.

2.	Call the toll-free number on your proxy card.

VOTE BY INTERNET:

1.	Read the proxy statement and have your proxy card at hand.

2.	Go to the Web site indicated on your proxy card and follow the voting instructions.

     Voting by telephone or the internet is generally available 24 hours a day. Do not mail the proxy card if you are voting by telephone or the internet. If you have any questions about voting, please call The Altman Group, our proxy solicitor, at 800.499.8519 (toll free) between 10:00 a.m. and 10:00 p.m. Eastern time.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE “FOR” THE PROPOSAL.

Exhibit A

FORM OF SUB-ADVISORY AGREEMENT

     AGREEMENT made this _____ day of _______________ , 2007, by and between Evergreen Investment Management Company, LLC (the “Adviser”), and First International Advisors, LLC (the “Sub-adviser”).

     WHEREAS, the Adviser serves as investment adviser to the Evergreen Core Plus Bond Fund (the “Fund”), a series of the Evergreen Fixed Income Trust (the “Trust”), a Delaware statutory trust which has filed a registration statement under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Securities Act of 1933, as amended (the “Registration Statement”); and

     WHEREAS, the Adviser desires to avail itself of the services, advice and assistance of the Sub-adviser to assist the Adviser in providing investment advisory services to the Fund; and

     WHEREAS, the Sub-adviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follow:

     1. Employment of the Sub-adviser. The Adviser hereby employs the Sub-adviser to furnish continuously an investment program for the Fund with respect to the portion of the Fund's portfolio allocated to the Sub-Adviser by the Adviser from time to time (the "Sub-adviser Portfolio") and to make all related investment decisions on behalf of the Fund and place all orders for securities and other transactions in connection with the management of the Sub-adviser Portfolio, subject to the control and direction of the Trust’s Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Sub-adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly pr ovided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser or the Trust in any way. The Sub-adviser may execute Trust documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its providing advisory services to the Fund.

     2. Obligations of Services to be provided by the Sub-adviser. The Sub-adviser undertakes to provide the following services and to assume the following obligations:

     a. The Sub-adviser shall furnish continuously an investment program for the Fund with respect to the Sub-adviser Portfolio and will make all related investment decisions on behalf of the Fund and place all orders for securities or other transactions in connection with the management of the Sub-adviser Portfolio, all without prior consultation with the Adviser, subject to and in accordance with (i) the investment objective and policies of the Fund applicable to the Sub-adviser Portfolio set forth in the Fund’s Prospectus and Statement of Additional Information as from time to time in effect (together, the “Governing Documents”), (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable to the Sub-adviser Portfolio, and (iii) any written instructions which the Adviser or the Trust’s Board of Trustees may issue from time to time. The Sub-adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Trust’s Board of Trustees as from time to time in effect (the “Procedures”). The Adviser has provided to the Sub-adviser copies of all Governing Documents and Procedures and shall promptly provide to the Sub-adviser any amendments or supplements thereto. Subject to and in pursuance of the foregoing, the Sub-adviser is authorized to make all determinations with respect to the purchase and sale of portfolio securities in respect of the Sub-adviser Portfolio and shall take such action necessary to implement the same. The Sub-adviser shall render such reports to the Trust’s Board of Trustees and the Adviser as they may reasonably request concerning the investment activities of the Fund. Unless the Adviser gives the Sub-adviser instructions to the contrary, the Sub-adviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Fund's shareholders, direct the Fund's custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities in which the Sub-adviser Portfolio may be invested.

     b. Absent instructions of the Adviser to the contrary, the Sub-adviser shall, in the name of the Fund, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select. In executing portfolio transactions and selecting broker-dealers, the Sub-adviser will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Sub-adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided. The Sub-adviser is authorized to pay a broker-dealer who provides such brokerage and research services an amount of commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or in terms of all of the accounts over which the Sub-adviser exercises investment discretion.

     c. In connection with the placement of orders for the execution of the portfolio transactions of the Fund, the Sub-adviser shall create and maintain all records pertaining to the purchase and sale of investments by the Sub-adviser on behalf of the Fund required by Rule 31a-1(b)(5) and (9) under the 1940 Act. All such records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (“SEC”), the Trust, the Adviser or any person retained by the Trust at all reasonable times. Where applicable, such records shall be maintained by the Sub-adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     d. Except for expenses specifically assumed or agreed to be paid by the Sub-adviser pursuant hereto, the Sub-adviser shall not be liable for any expenses of the Adviser or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund, and (c) custodian fees and expenses. The Sub-adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

     3. Compensation of the Sub-adviser. In full consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-adviser a fee at the annual rate set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Sub-adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Sub-adviser, the value of the Fund’s net assets shall be computed at the times and in the manner determined by the Trust’s Board of Trustees and set forth in the Governing Documents.

     4. Other Activities of the Sub-adviser. The services of the Sub-adviser hereunder are not to be deemed exclusive, and the Sub-adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

     5. Liability of the Sub-adviser. Absent willful misfeasance, bad faith, or gross negligence in the performance of the Sub-adviser’s duties hereunder or reckless disregard by the Sub-adviser of its obligations and duties hereunder, neither the Sub-adviser nor any of its officers, directors, shareholders, employees or agents shall be liable to the Adviser, the Trust or any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or as a result of any other act or omission. Subject to the foregoing, nothing herein shall constitute a waiver of any rights or remedies that the Trust may have under any federal or state securities laws.

     6. Limitation of Trust’s Liability. The Sub-adviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in its Agreement and Declaration of Trust. The Sub-adviser agrees that any of the Fund’s obligations shall be limited to the assets of the Fund and that the Sub-adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

     7. Renewal, Termination and Amendment. This Agreement shall continue in effect for a period of two years from the date of its execution unless sooner terminated as hereinafter provided, and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by the Trustees of the Trust or a vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in accordance with the provisions of the 1940 Act. This Agreement may be terminated at any time without payment of any penalty, by the Adviser, the Trust’s Board of Trustees, or by a vote of a majority of the outstanding voting securities of the Trust upon 60 days prior written notice to the Sub-adviser or by the Sub-adviser upon 90 days prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Investment Advisory and Management Agreement between the Adviser and the Trust. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Sub-adviser and the Adviser, subject to approval by the Trust’s Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities and by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party.

     8. Confidential Relationship. Any (i) information that is not generally available to, or known by, the public and obtained or received by a party to this Agreement in the course of or in connection with the performance of its obligations under this Agreement and (ii) advice furnished by either party to this Agreement to the other party to this Agreement in the course of or in connection with the performance of its obligations under this Agreement, shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule, regulation or court order, and shall not be used by the receiving or obtaining party except for the benefit of the other party.

     9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     10. Miscellaneous. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to conflict of laws rules. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC

By:
_______________________________
Name:
Title:

FIRST INTERNATIONAL ADVISORS, LLC

By:
_______________________________
Name:
Title:

_____________, 2007

Schedule A

     As compensation for the Sub-adviser’s services to the Fund during the period of this Agreement, the Adviser will pay to the Sub-adviser a fee at the annual rate of:

I. Evergreen Core Plus Bond Fund

0.045% of the Average Daily Net Assets of the Fund

PROXY

EVERGREEN CORE PLUS BOND FUND,

(FORMERLY EVERGREEN DIVERSIFIED BOND FUND) A SERIES OF EVERGREEN FIXED INCOME TRUST

PROXY FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 21, 2007

The undersigned, revoking all Proxies heretofore given, hereby appoints Michael H. Koonce, Catherine F. Kennedy, Maureen E. Towle, Kevin J. Ouellette and Lloyd Lipsett, or each of them acting individually, as Proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Core Plus Bond Fund (the “Fund”), a series of the Evergreen Fixed Income Trust, that the undersigned is entitled to vote at the meeting of shareholders of the Fund to be held at 10 a.m. Eastern Time on September 21, 2007 at the offices of Evergreen Investments, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL.

Signature(s) and Title(s), if applicable                                                    Date
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title.
When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

^  FOLD HERE ^

Three simple methods to vote your proxy:
Internet:	Log on to www.myproxyonline.com . Make sure to have this proxy card	CONTROL
	available when you plan to vote your shares. You will need the control	NUMBER:
number and check digit found in the box at the right at the time you execute your vote.
CHECK
Touchtone	Simply dial toll-free (866) 628-8878 and follow the automated	DIGIT ID:
Phone	instructions. Please have this proxy card available at the time of the call.
Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

TAGID:

CUSIP:

PROXY

EVERGREEN CORE PLUS BOND FUND,
(FORMERLY EVERGREEN DIVERSIFIED BOND FUND)
A SERIES OF EVERGREEN FIXED INCOME TRUST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE EVERGREEN FIXED INCOME TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE EVERGREEN FIXED INCOME TRUST RECOMMENDS A VOTE FOR THE PROPOSAL.

Please mark your vote below in blue or black ink. Do not use red ink.

		FOR	AGAINST	ABSTAIN

1.	To approve the Sub-Advisory Agreement with First International Advisors, LLC d/b/a Evergreen International Advisors.	☐	☐	☐

2.	In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the Meeting or any adjournment thereof.

If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given to the proxy holders to vote in accordance with the views of the management of the Fund thereto. Management is not aware of any such matters.

If you should have any questions about the proxy material or the execution of your vote, simply call (800) 499-8519 between the hours of 10 am and 10 pm Eastern time. Representatives will be happy to assist you. Please have this proxy card available at the time of the call.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

Control Number: Check Digit	TAG ID: CUSIP: